Exhibit 99.3

First Choice Bancorp Named Recipient of 2019 Raymond James Community Bankers Cup

Cerritos, CA, May 11, 2020 — First Choice Bancorp (NASDAQ: FCBP) (“First Choice” or the “Company”) today announced that it was named a recipient of the 2019 Raymond James Community Bankers Cup, according to a report published by Raymond James & Associates on May 6, 2020.

The Raymond James Community Bankers Cup awards recognize the top 10% of community banks based on various profitability, operational efficiency, and balance sheet metrics. The pool of community banks considered for recognition includes all exchange-traded domestic banks, excluding mutual holding companies and potential acquisition targets, with assets between $500 million and $10 billion as of December 31, 2019. More than 250 community banks across the United States were analyzed for the awards.

“We are very pleased to be recognized by Raymond James as one of the top performing community banks in the country and for our success in building long-term shareholder value,” said Peter Hui, Chairman of the Board.

Robert M. Franko, President and CEO of the Company, added, “I would like to thank our entire team for the hard work that has made First Choice one of the best community banks in the United States. The foundation of our franchise is the trust that we have developed with our clients who know that they can rely on First Choice to help them grow their businesses in good times and provide them with the support they need to manage through difficult times. We believe that our commitment to maintaining a strong balance sheet, superior customer service, and a highly productive and efficient organization will help us navigate through the challenges presented by the COVID-19 pandemic and enable us to continue enhancing the value of our franchise in the years ahead.”

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of and the registered bank holding company for, First Choice Bank. As of March 31, 2020, First Choice Bancorp had total consolidated assets of $1.78 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches and 2 loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

Forward-Looking Statements

In addition to historical information, certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to management’s beliefs, projections and assumptions concerning future results and events. Forward-looking statements, include descriptions of management’s plans or objectives for future operations, products or services, and forecasts of the Company’s revenues, earnings or other measures of economic performance. As well, forward-looking statements may relate to future outlook and anticipated events, such as the Company’s plans and protocols with regard to managing potential impacts related to the COVID-19 virus, the Company’s strategy to help keep its workforce and local communities safe, the Company’s business continuity protocols and the potential impact on operations related to COVID-19, and the Company’s ability to successfully advance its development and expansion projects and achieve its growth objectives. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this presentation was prepared and can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words or phrases such as “aim,” “can,” “may,” “could,” “predict,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “hope,” “intend,” “plan,” “potential,” ‘project,” “will likely result,” “continue,” “seek,” “shall,” “possible,” “projection,” “optimistic,” and “outlook,” and variations of these words and similar expressions or the negative version of those words or phrases.

Forward looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the SEC, including under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as may be supplemental and/or amended by our Quarterly Reports on Form 10-Q as filed subsequent thereto.

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Contact:
First Choice
Khoi D. Dang, Esq., 562.263.8336
Executive Vice President and General Counsel